Nomis Bay LTD SC 13D/A

Exhibit 10.2

FORBEARANCE AND LOAN
MODIFICATION AGREEMENT

THIS FORBEARANCE AND LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2017 (the “Effective Date”), by and among the following parties (each a “Party” and collectively the “Parties”):

HUMANIGEN, INC., a Delaware corporation, f/k/a KaloBios Pharmaceuticals, Inc., as borrower (“Borrower”);

BLACK HORSE CAPITAL MASTER FUND LTD., as agent for Lenders, defined below (in such capacity, “Agent”);

The following four (4) lenders (each a “Lender” and collectively “Lenders”):

BLACK HORSE CAPITAL MASTER FUND LTD. (“BHCMF”);

BLACK HORSE CAPITAL LP (“BHC”);

CHEVAL HOLDINGS, LTD. (“Cheval”); and

NOMIS BAY LTD. (“Nomis”).

By this Agreement, the Parties confirm and agree as follows:

Section 1. RECITALS.

1.1          Borrower, Agent and Lenders are parties to that Credit and Security Agreement dated as of December 21, 2016 (the “Original Credit Agreement”), as amended by letter agreements dated March 21, 2017 (the “First Modification”), July 8, 2017 (the “Second Modification”), October 26, 2017, and November 16, 2017 (the Original Credit Agreement, as modified and amended by the foregoing modifications and amendments and as further modified and amended by this Agreement and as further modified and amended from time to time in writing, the “Credit Agreement”). Capitalized terms used herein, but not defined herein, shall have the meanings given to those terms in the Credit Agreement.

1.2          Pursuant to the terms of the Original Credit Agreement, Lenders provided to Borrower a loan in an amount of $3,315,217 (the “Original Term Loan”), as evidenced by the following notes (the “Original Term Loan Notes”):

(a)          $663,043.00 note in favor of BHCMF dated December 21, 2016;

(b)          $284,114.00 note in favor of BHC dated December 21, 2016;

(c)          $710,451.00 note in favor of Cheval dated December 21, 2016; and

(d)          $1,657,609.00 note in favor of Nomis dated December 21, 2016.

1.3          Pursuant to the terms of the First Amendment, Lenders provided to Borrower an additional loan in an amount of $5,978,260 (the “Additional Term Loan”), as evidenced by the following notes (the “Additional Term Loan Notes”):

(a)          $1,195,652.00 note in favor of BHCMF dated March 21, 2016;

(b)          $512,337.00 note in favor of BHC dated March 21, 2016;

(c)          $1,281,141.00 note in favor of Cheval dated March 21, 2016; and

(d)          $2,989,130.00 note in favor of Nomis dated March 21, 2016.

1.4          Pursuant to the terms of the Second Amendment, Lenders provided to Borrower an additional loan in a maximum amount of $5,434,783 (the “Grid Loan”), as evidenced by the following notes (the “Grid Loan Notes”):

(a)          $654,380.05 note in favor of BHCMF dated July 11, 2017;

(b)          $432,576.60 note in favor of BHCMF dated August 11, 2017;

(c)          $280,401.85 note in favor of BHC dated July 11, 2017;

(d)          $185,359.07 note in favor of BHC dated August 11, 2017;

(e)          $701,168.22 note in favor of Cheval dated July 11, 2017;

(f)          $463,505.83 note in favor of Cheval dated August 11, 2017;

(g)          $1,635,950.12 note in favor of Nomis dated July 13, 2017; and

(h)          $1,081,441.50 note in favor of Nomis dated August 15, 2017.

As of the Effective Date, the actual principal amount advanced pursuant to the Grid Loan is $5,434,783.24.

1.5          Borrower is in Default under the Financing Documents due to Borrower’s failure to repay the Original Term Loan Notes, the Additional Term Loan Notes and the Grid Loan Notes in full at their Maturity Date, as extended to December 1, 2017 (the “Payment Default”). Borrower, Agent and Lenders also acknowledge that other Defaults or Events of Default presently may exist under the Financing Documents in addition to the Payment Default (the Payment Default and all such other Defaults and Events of Default that presently exist, collectively, the “Existing Defaults”).

1.6          Borrower acknowledges that such Existing Defaults have not been cured, waived or excused by Agent or Lenders at any time or in any manner; and that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Agent’s and each Lender’s present and unconditional right to collect any of the Obligations, and to proceed to enforce the rights and remedies available to Agent and Lenders as provided in any of the Financing Documents or otherwise at law.

1.7          Borrower has requested that Agent and Lenders provide Borrower a period of forbearance that will enable Borrower, at or prior to the expiration of such forbearance period, to close certain transactions involving the purchase of additional securities, the assignment of certain assets and the satisfaction or cancellation of all of the Obligations, together with certain other Obligations (such transactions, collectively, the “Settlement Transaction”) pursuant to that certain Securities Purchase Agreement and Loan Satisfaction Agreement dated of even date herewith by and among Borrower and the Lenders (the “Settlement Agreement”).

1.8          In response to Borrower’s request, and in reliance upon Borrower’s representations made to Agent and Lenders in support thereof and the other terms and conditions of this Agreement, Agent and Lenders are willing to forbear during the Forbearance Period (as defined below) from the further exercise of their rights and remedies under the Financing Documents, upon and subject to the terms and conditions set forth herein, all as more particularly set forth and described in this Agreement. The “Forbearance Period” as used herein shall refer to that period beginning on the Effective Date and (unless terminated earlier pursuant to the terms of Section 2.1 below) terminating on the earliest of (i) the closing date for the Settlement Transaction, (ii) the termination of the Settlement Transaction in accordance with the terms of the Settlement Agreement and (iii) March 31, 2018.

1.9          Borrower also has requested additional loan advances from certain Lenders, consisting of (a) a $1,500,000.00 loan from Cheval (the “Bridge Loan”), and (b) a loan or loans from Nomis (the “Claims Advances Loan(s)”).

1.10        Cheval is willing to provide the Bridge Loan and Nomis is willing to provide the Claims Advances Loans, subject to the express requirements of this Agreement, including without limitation the preferred priority in Collateral granted to the Bridge Loan and the Claims Advances Loans pursuant to the terms of this Agreement. Additionally, Cheval, Nomis and Borrower desire to have the Bridge Loan and the Claims Advances Loans treated as advances pursuant to the Term Loan. The other Lenders and Agent are willing to agree to the preferred priority in Collateral and treatment of the Bridge Loan and the Claims Advances Loans as advances pursuant to the Term Loan, subject to the express requirements of this Agreement.

Section 2. FORBEARANCE

2.1          So long as no Event of Default (other than the Existing Defaults) shall occur on or after the date hereof under any of Section 9.1(d), (e), (f), (h), (i), (j), (k), (l) or (n) of the Credit Agreement (any such occurrence, a “Forbearance Default”), and otherwise subject to and upon all the terms and conditions set forth herein, Agent and Lenders agree that during the Forbearance Period, except as otherwise set forth in Section 2.2, they shall refrain from exercising their default rights and remedies in connection with the Existing Defaults. Notwithstanding the preceding grant of forbearance with respect to the Existing Defaults, Borrower understands, acknowledges and agrees that: (i) neither Agent nor any Lender has waived the Existing Defaults; and (ii) the Term Loan is not hereby reinstated or extended and will remain in default throughout the Forbearance Period. For the avoidance of doubt, the Forbearance Period will expire automatically and without notice immediately upon the occurrence of any Forbearance Default.

2.2          The preceding grant of forbearance with respect to the Existing Defaults shall not apply to the right of Agent and Lenders to assess interest on the Term Loan and the Note at the Default Interest Rate. Borrower acknowledges that interest shall accrue at the Default Interest Rate on the Term Loan and the Note at all times after December 1, 2017 until the Term Loan is paid in full.

Section 3. MODIFICATION OF TERM LOAN AND CREDIT AGREEMENT

3.1          Modification of Term Loan. The Term Loan is hereby modified to include the additional loans provided for below, each of which shall be deemed to be part of the Term Loan and shall be subject to all of the terms and conditions of this Agreement and the Credit Agreement that are applicable to the Term Loan:

(a)          Bridge Loan. Cheval, severally, and not jointly with the other Lenders, agrees to advance to Borrower the Bridge Loan in the principal amount of $1,500,000.00. The Bridge Loan shall be made in a single advance and shall be evidenced by a new promissory note in substantially the form attached hereto as Exhibit A (the “Bridge Note”). The Bridge Loan shall be one of the Obligations of Borrower under the Credit Agreement. Borrower acknowledges that the Bridge Note is issued under the Term Loan and, therefore, (i) shall be immediately due and payable, subject to the agreement of the Agent and Lenders to forbear during the Forbearance Period, and (ii) shall accrue interest at the Default Interest Rate at all times until paid in full.

(b)          Claims Advances Loans. Nomis, severally, and not jointly with the other Lenders, agrees, on an uncommitted basis and in its sole discretion, to advance to Borrower from time to time Claims Advances Loans. The Claims Advances Loans may be advanced directly to the Borrower or to designees of the Borrower (including without limitation the Designated Lawyers (as defined below) or the Benz Entity (as defined below)) but shall in any case be Obligations of the Borrower under the Credit Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, including Section 4.7 thereof, proceeds of the Claims Advances Loans shall be used solely to investigate the Benz Claims (as defined below) or in furtherance or settlement discussions with Savant (as defined below) or in payment of the Designated Lawyers (as defined below). The Claims Advances Loans may consist of multiple advances (and such advances may be made to Borrower or to third parties at the direction of Borrower) and shall be evidenced by a new promissory note in substantially the form attached hereto as Exhibit B (the “Claims Advances Note”). Borrower acknowledges that the Claims Advances Note is issued under the Term Loan and, therefore, (i) shall be immediately due and payable, subject to the agreement of the Agent and Lenders to forbear during the Forbearance Period, and (ii) shall accrue interest at the Default Interest Rate at all times until paid in full.

3.2          Reserved.

3.3          Modification of Credit Agreement Definitions.

(a)          The definition of “Note” in the Credit Agreement is hereby modified to include, severally and collectively, the Original Term Loan Notes, the Additional Term Loan Notes, the Grid Loan Notes, the Bridge Note and the Claims Advances Note.

(b)          The definition of “Term Loan” in the Credit Agreement is hereby modified to refer to a term loan facility, allowing for the issuance of various loans under such facility, including, without limitation, the Original Term Loan, the Additional Term Loan, the Grid Loan, the Bridge Loan and the Claims Advances Loans, with each loan issued under such facility evidenced by one or more promissory notes, including, without limitation, the Original Term Loan Notes, the Additional Term Loan Notes, the Grid Loan Notes, the Bridge Note and the Claims Advances Note.

Section 4. AMENDMENT TO SPECIFIC PROVISIONS OF THE CREDIT AGREEMENT AND AGREEMENTS REGARDING COLLATERAL PRIORITY

4.1          Definitions. The Credit Agreement is hereby amended by amending and restating the following defined terms:

(a)          “Acceleration Event” means the occurrence of an Event of Default in respect of which Agent, or Agent at the direction of Required Lenders, has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 9.2; Notwithstanding the foregoing, any Forbearance Default shall automatically be an Acceleration Event (without any election of Agent or Required Lenders) pursuant to which all Obligations shall be immediately due and payable.

(b)          “Collateral” means all real and personal property of the Borrower and its estate of any kind or nature whatsoever, tangible or mixed, now existing or hereafter acquired or created, including, without limitation: (a) Accounts; (b) money of every kind; (c) Intellectual Property; (d) Chattel Paper; (e) Commercial Tort Claims; (f) Deposit Accounts; (g) Documents: (h) Electronic Chattel Paper; (i) Equipment; (j) Fixtures; (k) General Intangibles; (l) Goods; (m) Instruments; (n) Inventory; (o) Investment Property; (p) Letter-of-Credit Rights; (q) Payment Intangibles; (r) Promissory Notes; (s) Securities Entitlements; (t) Securities Accounts; (u) Software; (v) Supporting Obligations; (w) Tangible Chattel Paper; (x) all other personal property not otherwise described in clauses (a) through (w) above; and (y) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Notwithstanding the foregoing, the term “Collateral” and the component definitions thereof shall not include and, this Agreement shall not, at any time, constitute a grant of security interest in the Capital Stock of any Foreign Subsidiary, other than sixty-five percent (65%) in total voting power of such Capital Stock and one hundred percent (100%) of non-voting Capital Stock. Without limiting the foregoing, the term “Collateral” expressly includes the following commercial tort claims: (i) the Chemo Claims and (ii) the Savant Litigation. Without limiting the foregoing, the parties acknowledge that the Collateral includes, without limitation, all of the Benz Collateral and Non-Benz Collateral. Terms used in the foregoing definition of Collateral that are not defined herein shall have the meanings given to those terms in the Uniform Commercial Code of the State of Delaware.

4.2          The Credit Agreement is hereby amended by adding the following defined terms in their correct alphabetical order:

(a)          “Benz Claims” means all claims, causes of action, judgments and demands, arbitrations, regulatory proceedings, settlement negotiations or other dispute resolution mechanisms of whatever kind or description of the Borrower against third parties that arise out of or relate to the Benz Collateral (regardless of whether or not such claims, demands and causes of action have been asserted by the Borrower), in each case whether choate or inchoate, known or unknown, contingent or non-contingent, including without limitation, the Chemo Claims and Savant Litigation.

(b)          “Benz Collateral” means the assets directly related to the Compound, the Product or the Business, including without limitation the Chemo Claims and the Savant Litigation and the other assets set forth on Exhibit B to the Benz Entity’s Limited Liability Company Operating Agreement.

(c)          “Benz Entity” means HN Joint Venture LLC.

(d)          “Business” means the Borrower’s business to the extent directly related to the Compound, the Product and the Benz Collateral.

(e)          “Chemo Claims” means all claims, causes of action, judgments and demands, arbitrations, regulatory proceedings, settlement negotiations or other dispute resolution mechanisms of whatever kind or description, in each case whether choate or inchoate, known or unknown, contingent or noncontingent, against any, each and/or all of Savant, Chemo Group, Chemo Research S.L, Exeltis USA, Inc., Mundo Sano, Drugs for Neglected Diseases Initiative, Instituto de Efectividad Clinica y Sanitaria, Dr. Sergio Sosa-Estani and their respective affiliates or collaborators (including, without limitation, Benz Claims arising out of or related to potential misappropriation or misuse of the Borrower’s trade secrets in connection with submissions to the FDA, the FDA issuance of market approval of the Compound or the FDA issuance of a Voucher).

(f)          “Compound” means the compound known as benznidazole.

(g)          “Designated Lawyers” means the lawyers designated by the Manager to act as counsel in connection with the Chemo Claims and/or Savant Litigation, which shall initially be Kaplan Rice LLP and Richards Layton & Finger, PA.

(h)          “FDA” means the United States Food and Drug Administration.

(i)          “Forbearance Default” shall have the meaning ascribed to such term in that certain Forbearance and Loan Modification Agreement, dated as of December 21, 2017, among the Borrower, the Agent and the Lenders.

(j)          “MDC Agreement” means the Agreement for the Manufacture, Development and Commercialization of Benznidazole For Human Use entered into as of June 30, 2016, by and between Savant and the Borrower.

(k)          “Non-Benz Collateral” means all Collateral, other than the Benz Collateral. Without limiting the foregoing, the parties acknowledge that the Non-Benz Collateral includes, without limitation, all assets relating to the monoclonal antibody platform including both lenzilumab, ifabotuzumab and their respective related patents and the intellectual property related to the Humaneered recombinant monoclonal antibody platform.

(l)          “Product” means any pharmaceutical product that contains the Compound, either alone or in combination with other active ingredients.

(m)          “Required Lenders” means Lenders holding greater than fifty percent (50%) of the outstanding principal amount of the Term Loan calculated without taking the Bridge Loan or the Claims Advances Loans into account (both as to holdings of a Lender and the outstanding principal amount of the Term Loan).

(n)          “Savant” means Savant Neglected Diseases, LLC.

(o)          “Savant Litigation” means the pending litigation that has been brought in connection with the MDC Agreement and any additional Benz Claims, causes of action that the Borrower may assert against Savant.

(p)          “Voucher” means a priority review voucher issued by the FDA or otherwise under the authority of the United States Department of Health and Human Services to a Person as the sponsor of a neglected tropical disease product application.

4.3          Lien Subordination and Priority.

(a)          Priority of Bridge Loan in Non-Benz Collateral. Each of Nomis, BHCMF, BHC and Cheval (with respect to all of its Term Loan interests other than the Bridge Loan) hereby agrees that all of its right, title and interest in and to the Non-Benz Collateral shall be and hereby are made subordinate, junior and inferior and postponed in priority, operation and effect to the right, title and interest of Cheval, solely with respect to, and to the extent of, the Bridge Loan, in and to the Non-Benz Collateral. Nomis, BHCMF, BHC and Cheval (with respect to all of its Term Loan interests other than the Bridge Loan) further agree that the liens in Cheval’s favor in any Non-Benz Collateral shall at all times be prior to their liens in the Non-Benz Collateral, solely with respect to, and to the extent of, the Bridge Loan, without regard to the dates of any documents evidencing such liens or the dates of filing or recording of any financing statements or other lien instruments; provided, however, that, in the event that Nomis wishes to close the Settlement Transaction, but any of Cheval, BHCMF or BHC elects not to close the Settlement Transaction for any reason other than (i) the appointment of a Chapter 11 Trustee for the Borrower, (ii) the filing of a motion to appoint a Chapter 11 Trustee for the Borrower, (iii) the conversion of the Borrower’s pending bankruptcy case to a Chapter 7 case, (iv) the filing of a motion to convert the Borrower’s pending bankruptcy case to a Chapter 7 case, (v) the filing of any additional of subsequent bankruptcy proceedings, or (vi) the pursuit of an action under state law for the appointment of receiver, assignee for the benefit of creditors or a dissolution or reorganization, then the priorities set forth in this Section 4.3(a) shall be disregarded and each of Nomis, BHCMF, BHC and Cheval shall be pari passu in right of payment with respect to the Non-Benz Collateral..

(b)          Priority of Claims Advances Loans in Benz Collateral. Each of Nomis (with respect to all of its Term Loan interests other than the Claims Advances Loans), BHCMF, BHC and Cheval hereby agree that all of its right, title and interest in and to the Benz Collateral shall be and hereby are made subordinate, junior and inferior and postponed in priority, operation and effect to the right, title and interest of Nomis, solely with respect to, and to the extent of, the Claims Advances Loans, in and to the Benz Collateral. Nomis (with respect to all of its Term Loan interests other than the Claims Advances Loans), BHCMF, BHC and Cheval further agree that the liens in Nomis’ favor in any Benz Collateral shall at all times be prior to their liens in the Benz Collateral, solely with respect to, and to the extent of, the Claims Advances Loans, without regard to the dates of any documents evidencing such liens or the dates of filing or recording of any financing statements or other lien instruments.

(c)          Overlapping Collateral. Agent and Lenders acknowledge that certain portions of the Collateral may relate to or be used in connection with both the Benz Collateral and the Non-Benz Collateral (the “Overlapping Collateral”). With respect to the Overlapping Collateral, and regardless of whether any such Overlapping Collateral is deemed to be Benz Collateral or Non-Benz Collateral, Agent and Lenders agree to cooperate in good faith with one another to accommodate the rights of each Lender, in connection with said Lender’s own Collateral, to preserve an interest in and to obtain the benefits of the Overlapping Collateral.

4.4          In all other respects, except as expressly set forth to the contrary in Section 4.3 above, the rights of Lenders shall be on a pari passu basis with respect to all of the loans and notes issued under the Term Loan and all of the Collateral.

4.5          Agent and Borrower acknowledge the priorities set forth above in Sections 4.3 and 4.4. Borrower agrees not to take any action with respect to the Collateral that is inconsistent with the priorities set forth above.

4.6          Section 9.6 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Section 9.6        Application of Proceeds.

(a)          Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower, on the one hand, and Agent and Lenders, on the other hand, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.

(b)          Following the occurrence and during the continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect.

(c)          Notwithstanding anything to the contrary contained in this Agreement, (i) if an Acceleration Event shall have occurred, and so long as it continues, or (ii) if any property is sold or disposed of as a part of or in connection with any disposition permitted under any Financing Document, Agent shall apply any and all payments received by Agent in respect of the Obligations, as follows: (1) any and all proceeds of Non-Benz Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent in its capacity as Agent with respect to enforcing its rights and the rights of Lenders in the Non-Benz Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Cheval with respect to the Bridge Loan; third, to accrued and unpaid interest on the Bridge Loan (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Bridge Loan outstanding; fifth, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral (other than in respect of the Bridge Loan); sixth, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts, but other than in respect of the Bridge Loan); seventh, to the principal amount of the Obligations outstanding (other than in respect of the Bridge Loan); and eighth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Financing Documents; provided, however, that, in the event that Nomis wishes to close the Settlement Transaction but any of Cheval, BHCMF or BHC elects not to close the Settlement Transaction for any reason other than (i) the appointment of a Chapter 11 Trustee for the Borrower, (ii) the filing of a motion to appoint a Chapter 11 Trustee for the Borrower, (iii) the conversion of the Borrower’s pending bankruptcy case to a Chapter 7 case, (iv) the filing of a motion to convert the Borrower’s pending bankruptcy case to a Chapter 7 case, (v) the filing of any additional of subsequent bankruptcy proceedings, or (vi) the pursuit of an action under state law for the appointment of receiver, assignee for the benefit of creditors or a dissolution or reorganization, then any and all proceeds of Non-Benz Collateral received by Agent shall be distributed in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent in its capacity as Agent with respect to enforcing its rights and the rights of Lenders in the Non-Benz Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Financing Documents; and (2) any and all proceeds of Benz Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent in its capacity as Agent with respect to enforcing its rights and the rights of Lenders in the Benz Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Nomis with respect to the Claims Advances Loans; third, to accrued and unpaid interest on the Claims Advances Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the outstanding Claims Advances Loans; fifth, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral (other than in respect of the Claims Advances Loans); sixth, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts, but other than in respect of the Claims Advances Loans); seventh, to the principal amount of the Obligations outstanding (other than in respect of the Claims Advances Loans); and eighth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.”

4.7          Section 10.9 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Section 10.9     Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under this Agreement or any Security Document (i) upon the payment in full of all Obligations or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under the Settlement Agreement (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Settlement Agreement). Upon request by Agent at any time, Lenders will confirm Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.9.”

Section 5. OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

5.1          This Agreement constitutes one of the Financing Documents. All references in the Financing Documents to any terms or provisions of the Credit Agreement, the Financing Documents or the Obligations modified by this Agreement are hereby modified to refer to those terms and provisions as modified by this Agreement. All references in each Financing Document to any other Financing Documents are hereby modified to refer to such Financing Documents as modified by this Agreement.

5.2          Borrower acknowledges that the indebtedness evidenced by the Note is just and owing, that the balance thereof is correctly shown in the records of Agent and each Lender as of the date hereof, and Borrower agrees to pay the indebtedness evidenced by the Note and the indebtedness secured by the Financing Documents, according to the terms thereof, subject only to the express agreements regarding forbearance provided for herein.

5.3          Borrower hereby reaffirms to Agent and each Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Note, the Credit Agreement and all other Financing Documents, with the same force and effect as if each were separately stated herein and made as of the date hereof.

5.4          Borrower hereby ratifies, reaffirms, acknowledges, and agrees that the Note, the Credit Agreement and the other Financing Documents represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments.

5.5          Borrower hereby expressly waives, releases and absolutely and forever discharges Agent and each Lender and, with respect to each of the foregoing, its present and former shareholders, directors, officers, members, managers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, whether known or unknown and whether contingent or matured, that Borrower may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof and, without limiting the generality of the foregoing, from any and all liabilities, claims, demands, damages, actions and causes of action, known or unknown, contingent or matured, arising out of, or in any way connected with, the Obligations and the Financing Documents.

5.6          All terms, conditions and provisions of the Note, the Credit Agreement and the other Financing Documents are continued in full force and effect and shall remain unaffected and unchanged, except as otherwise expressly provided in this Agreement.

5.7          This Agreement in no way acts as a release or relinquishment of those liens, security interests and rights securing payment of the Obligations. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

5.8          The agreements contained herein shall not be binding upon Agent or any Lender until this Agreement has been fully executed by all parties.

Section 6. GENERAL.

6.1          Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

6.2          Borrower hereby authorizes Agent to file, and Agent hereby agrees to file, appropriate UCC financing statement amendments in the appropriate jurisdictions relating to the Liens granted to Agent and Lenders under the Credit Agreement, which describe with sufficient specificity the Chemo Claims and Savant Litigation commercial tort claims.

6.3          Each Party shall pay all of its own costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred in connection with the preparation and negotiation of this Agreement.

6.4          No express or implied consent to any further modifications involving any of the matters set forth in this Agreement or to any modifications of the Financing Documents shall be inferred or implied by Agent or any Lender’s execution of this Agreement. Further, Agent and Lenders’ execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of this Agreement, the Note, the Credit Agreement or any other Financing Documents shall require the express written approval of Agent and each Lender; no such approval (either express or implied) has been given as of the date hereof.

6.5          Notwithstanding this or any prior forbearance, actual or implied, of any nature by Agent or any Lender, including but not limited to any acceptance of late payments, time is hereby declared to be of the essence hereof, and (except as expressly provided otherwise in this Agreement) of the Obligations, the Note, the Credit Agreement and all of the other Financing Documents. Each of Agent and Lenders require, and Borrower agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, and (except as expressly provided otherwise in this Agreement) of the Obligations, the Note, the Credit Agreement and all of the other Financing Documents.

6.6          This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

6.7          This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

6.8          This Agreement shall be governed by and construed according to the laws of the State of Delaware.

6.9          This Agreement may be executed in any number of counterparts. All counterparts are deemed to constitute one and the same instrument, and each counterpart is deemed to be an original of this Agreement. Delivery by any Party of an email or facsimile signature shall constitute effective delivery by said Party of a binding original signature to this Agreement.

[Signatures appear on following page.]

DATED as of the Effective Date indicated above.

BORROWER:	HUMANIGEN, INC., a Delaware corporation, f/k/a KaloBios Pharmaceuticals, Inc.

By:
Name: Dr. Cameron Durrant
Title: Chairman and Chief Executive Officer

ADMINISTRATIVEAGENT AND LENDER:	BLACK HORSE CAPITAL MASTER FUND LTD.

By:
Name: Dale Chappell
Title: Director

LENDER:	BLACK HORSE CAPITAL LP

	By:	Black Horse Capital Management LLC, a Delaware limited liability company, its Managing General Manager

By:
Name: Dale Chappell
Title: Manager

LENDER:	CHEVAL HOLDINGS, LTD.

By:
Name: Dale Chappell
Title: Director

LENDER:	NOMIS LTD

By:
Name: Peter Poole
Title: Director